 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 12 , 2006

                      Registration No.

        U.S. Securities and Exchange Commission Washington, D.C. 20549

                                   FORM SB-2 /A

                                Amendment Number 9

                           Commission File number: 333-120486

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             EMPIRICAL VENTURES, INC.

               (Name of small business issuer in its charter)

      NEVADA                         7380            27-0143340

(State or other jurisdiction of  (Primary Standard  (I.R.S. Employer

incorporation or organization)        Industrial       Identification

                                 Classification Code        No)

                                       Number)

                        2775 Fir Street, Suite 3E

                        Vancouver BC, Canada, V6J3C2

                        604-727-4679

       (Address and telephone number of principal executive offices)

                       Copies of Communications to:

                       Joseph I. Emas, Attorney at Law

                       1224 Washington Avenue

                       Miami Beach, Florida 33139

                       Telephone: 305-531-1174

                       Fax: 305-531-1274

                 ------------------------------------------

                       Nevada Agency & Trust Company

                       50 West Liberty Street, Suite 880

                       Reno, Nevada, 89501

                       (775) 322-0626

      (Name, address and telephone number of agent for service)

                   ___________________________

     Approximate date of commencement of proposed sale to the public:

     As soon as practicable after the effective date of this Registration

     Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                                       |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the SecuritiesAct registration statement number of the earlier effective registration statement for the same offering.          |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d)under the Securities Act, check the following box and list the SecuritiesAct registration statement number of the earlier effective registration statement for the same offering.          |__|____________

If delivery of the prospectus is expected to be made pursuant to Rule

434, check the following box.

                                                       |__|____________

                       CALCULATION OF REGISTRATION FEE

Title of each                   Proposed        Proposed

class of                        maximum         maximum

securities        Amount to be  offering price  aggregate    Amount of

    to be registered  registered    per unit (1)    price (2)    registration fee(2)

Common Stock      4,5 19,996      $0.015           $6 7,800      $8.34

(1) Based on last sales price on November 10, 2004 and the anticipated price selling security holders will offer and sell their shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457(Section 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.  If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold May be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as May be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the

Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated October 12 , 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

EMPIRICAL VENTURES INC.

(A Development Stage Company)

2775 Fir Street, Suite 3E

Vancouver BC, Canada, V6J3C2

604-727-4679

4,5 19,996 SHARES OF COMMON STOCK

   ----------------

This prospectus covers the 4,5 19,996 shares of common stock of

Empirical Ventures Inc. being offered by certain selling security holders. We will not receive any proceeds from the sale of the shares by the selling security holders.

There is presently no public market for our shares.  The selling security holders will offer and sell the shares of common stock at $.015 per share, until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted.

The purchase of the securities offered through this prospectus involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See section entitled "Risk Factors" on pages 4 - 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- ----------------

The Date of this Prospectus is: October 12 , 2006.

TABLE OF CONTENTS

PART I PROSPECTUS

Dependant on one program……………………………………………………………………………………………………………………..7

Program Errors and Defects............................................7

Rapid Technology Change...............................................8

Lack of Management Experience……………………………………………………………………………………………………………8

Management Control....................................................8

Suspension of Reports                                                 8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS………………………………………………………29

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section.

Empirical Ventures, Inc.

Empirical Ventures Inc. is a corporation formed under

the laws of the State of Nevada, whose principal executive offices are located at 2775 Fir Street, Suite 3E Vancouver BC, Canada our telephone number is 604-727-4679

Our Business and Business Strategy

We are a development stage company and have not begun

revenue producing activities, have produced no revenues to date and have had extremely limited operations and have relied on the sale of our securities to fund our operations to date. We estimate spending in the next 12 Months $15,000 on legal fees, $5,000 on Blue Sky fees, $6,000 on Accounting and $1,000 on transfer agent fees , as these are our estimated costs of this offering. We currently have $29,630 on hand and are paying for the costs of this offering that is estimated at being $27,008 of which we have spent approximately $14,000 of these costs from our equity funding that was raised from May 2004 through November 2004.

Our auditors have included in their report covering our financial statements for the period from incorporation to March 31, 2006, that there is substantial doubt about our ability to continue as a going concern.

Our business plan is to further develop and commercialize a software program that provides reservation and support services to the hospitality and tourism industries via the internet. We plan to market our software as a service to Hotel and motel chains as well as civic and regional tourism bureaus in the U.S. and Canada.  We plan to further develop our software program as an easy to use, functional, responsive and integrated program that focuses on the needs of these industries. At the time of our acquisition was operational on Widows NT and Widows 2000 and capable of a full array of tourism based services, including reservation services for hotels, motels and lodges and the ticketing of local sporting events and activities.

Our plan is to earn revenue from the sale of our software product.

We acquired the prior development and prototype software of

the of the Darrwin Software Program on May 18,2004 and further amended the agreement on November 17, 2005 , through our

wholly owned subsidiary Empirical Ventures, Ltd. a British Columbia company, from 3493734 Manitoba a company managed by Larry Cherrett of Winnipeg Manitoba Canada . The software was developed by World Star Holdings of Dryden Ontario, Canada.

We acquired the Darrwin software in its entirety from 3493734 Manitoba Ltd. who received all the assets of World Star by virtue of monies owed to 3493734 Manitoba Ltd. by World Star. There is no relationship between the Company or the Company’s Management with Larry Cherrett, 3493734 Manitoba Ltd. or World Star Holdings or Starcom Technologies ..

Our development plan calls for completion of a web and test site. On October 3, 2006 Starcom Technologies commenced the start of the development work required to upgrade the Darrwin System, and commencing

October 16, 2006 we will start construction of our website. Funding for these developments has come from a loan through our president Derek Ward.

To complete our plan we will need to hire additional staff and consultants and invest in additional computers and servers. Additionally, we currently lack the necessary funding to fully engage additional employees and consultants to complete our development program.

Summary Financial Information

We incurred a loss in the amount $73,045 of for the period

from incorporation to March 31, 2006 . At March 31, 2006 our

working capital was $ 225          .

Securities Being Offered        4,5 19,996 shares of common stock.

Securities Issued

And to be Issued                 9,586,662 shares of common stock are

                                 issued and outstanding as of the date

                                 of this prospectus. We are paying the

                                 costs of this offering. All of the

                                 common stock to be sold under this

                                 prospectus will be sold by existing

                                 stockholders.

Use of Proceeds                  We will not receive any proceeds from

                                 the sale of the common stock by the

                                 selling stockholders.

                          RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below; If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on April 14, 2004, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We need additional financing and there is no assurance it can be obtained, which will likely prevent us from ever becoming

profitable.

We currently have insufficient capital to meet our business

plan.  We cannot assure you that we will be able to raise capital or develop sufficient revenues. Currently we have no financing arrangements in place and our President Mr. Derek Ward has verbally agreed to support a minimum budget for the next 12 months. Although Mr. Ward has agreed to provide such funding, he has no legal obligation, apart from his fiduciary duty to the shareholders and reliance on his verbal agreement, to provide the funding.  If Mr. Ward does not provide the funding, we do not have the resources to pursue legal remedies to enforce any verbal agreement. In the absence of financing and obtaining additional capital, it is doubtful that we will be able to continue operations, which means that you will not be able to recover your investment in our shares of common stock and our business may fail.

Our President has Verbally Agreed to Support a Minimum Budget, this Verbal Agreement may be Unenforceable

Our President Derek Ward has verbally agreed to support a minimum budget for the next 12 months $18,000. Although Mr. Ward has agreed to provide such funding, he has no legal obligation, apart from his fiduciary duty to the shareholders and reliance on his verbal agreement, to provide the funding. Mr Ward has supplied us to date with $15,000 to commence development of our website and to start upgrading our software product.

Any additional financing may significantly dilute your equity interest in our stock.

We hope to raise additional financing in the future.  Even if we are able to obtain capital, any financing will likely involve a dilution of the interest of our stockholders upon the issuance of additional shares of common stock and other securities.  Given our weak economic state, the terms upon which capital May be available could well involve substantial dilution to our stockholders, which

May reduce significantly the value of your investment in our shares.

Because there is currently no market for our common stock, and no assurance that a market for our common stock will ever be quoted investors may find it extremely difficult to resell their shares and should not expect liquidity.

There is currently no market for our common stock. There is no assurance that a market for our common stock will ever be quoted

We anticipate applying for trading of our common stock on the OTC

Bulletin Board upon the effectiveness of this registration

statement of which this prospectus forms part.  We cannot assure you that our common stock will be traded on the bulletin board or,

if traded, that a market will materialize.  In the absence of a public market for our common stock, an investment in our shares would be considered illiquid.  Even if a public market is

established, it is unlikely a liquid market will develop.

Investors seeking liquidity in a security should not purchase our common stock.

Because we have limited operating history, you may find it difficult to evaluate our company.

We are a development-stage company with limited prior business operations that have been mainly focused on organizational activities in connection with this offering and development of a business plan and have earned no revenues to date. We were incorporated on April 14, 2004. We are presently engaged in development of software as a service to the travel and tourism industries in the U.S. and Canada. Unless we are able to secure adequate funding, we may not be able to successfully continue development and market our products and our business will most likely fail. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, we need to accomplish the following:

•Completed organizational activities;

•Develop and complete d our business plan;

•Obtain interim funding;

•Engage and retain consultants for professional services and software development; and

•Develop an Internet website;

 In order to establish ourselves and our software product. Failure to obtain funding for continued development and marketing would result in us having difficulty growing our revenue or achieving profitability. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a development stage company and our business may fail and you may loose your entire investment.

Because of our financial condition and because we have not been able to complete our business plan and develop revenues, our financial statements disclose that there is substantial doubt as to our ability to continue as a going concern.

As at March 31, 2006, we had $ 225 of working capital on hand.  For the period from incorporation April 14, 2004 through March 31, 2006  we incurred a deficit of $ 73.045 We expect to lose more money as we spend additional capital to continue development and market our products and services, and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness may limit our ability to continue development and ultimately market our products and services. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

If we are unable to develop our web site and test site or develop a market for our software, our ability to generate revenue would be limited.

Our web site and test site are currently in the development stage. In order to commence sales, we will have to complete these developments. We will also have to complete testing of both our web site and test site prior to commencing full commercial operations in order to ensure that the sites are functioning properly and is capable of being marketed to the public.  We have not yet earned any revenues and we will not be able to earn any revenues until development of our Web and test sites are complete.  If we are unable to complete these developments, we will not be able to market our program or earn any revenues.

We rely on our President who does not devote his full business time to our business.  If our President is not available, we may not be able to implement our business plan and investors may lose their entire investment.

We have only one director and we rely principally on Mr. Derek Ward our President for his entrepreneurial skills and experience and to implement our business plan. However, Mr. Ward lacks experience in the accounting field and does not devote full time and attention to our affairs which could result in delays in implementing our business plan. Were we to lose Mr. Ward, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for this key executive officer at all, or on terms that are not unduly expensive or burdensome to our company.  We do not currently carry a key-man life insurance policy on Mr. Ward, which would assist us in recouping our costs in the event of the loss of this officer.

Moreover, we do not have an employment agreement with our director and officer including Mr. Ward. Accordingly, if Mr. Ward does not continue to manage our affairs, or devote sufficient amounts of his business time to enable us to implement our business plan, our business would likely fail and you may lose your entire investment.

We may not be able to generate revenue as we are currently dependent on a single software program.

We rely on Darrwin software program to develop revenues for our company. We do not have an alternate software program or alternatives businesses to generate revenue if the Darrwin software program is inoperable or if the prospective market for the Darrwin software program does not develop, resulting in our company not having the ability to provide our products and generate revenue.

If our program contains programming errors or defects, it would adversely affect our reputation and cause us to loose customers.

The development of our software program requires that we undertake system integration and computer programming.  There is a risk that the system integration and software programming that we complete as part of the development process will contain errors and defects including errors and defects in the system's security subsystem that we will not be able to discover until we commence operations.  Our software program may develop system errors or defects or security failures that cause harm to our users data. Problems experienced by users and loss of users data and business processes will adversely impact our reputation and ability to earn revenues, to retain existing customers or to develop new customers.

If we are not able to adapt to rapid technology change and develop new products, we may not be able to attract or retain customers and we will be unable to stay in business.

We will be required to update and refine our software program, web and test sites once we complete development in order to address technological change. The market for software programs such as ours is characterized by rapid technological changes, frequent new product introductions and changes in consumer requirements.  We may be unable to respond quickly or effectively to these developments, as we may not have sufficient resources or money required to develop or acquire new technologies or to introduce new services capable of addressing these developments.  If we are unable to update and refine our technology and services once development is complete in response to technological change, then we may not be able to attract or retain customers and we will not be able to stay in business.

Because our sole director and officer lacks experience in operating this type of business, our business may fail.

Due to the fact that our officer and director lacks experience in operating this type of business and has no formal accounting experience or a background in finance , there is a risk that decisions and choices of management may not take into account standard technical or managerial approaches software companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm and our business would fail.

Because Derek Ward, our President controls approximately 51.62% of our outstanding common stock, he will control and make corporate decisions and investors will have limited ability to affect corporate decisions.

Mr. Derek Ward and own and control approximately 51.62% of the outstanding shares of our common stock.  Accordingly, he will have almost complete influence in determining the outcome of all corporate transactions and business decisions.  The interests of Mr. Ward and may differ from the interests of the other stockholders, and since they have the ability to control most decisions through his control of our common stock, our investors will have limited ability to affect decisions made by management.

We are subject to the certain anti-takeover provisions under Nevada law, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Nevada corporation, we are subject to certain provisions of the Nevada General Corporation Law that anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

If we decide to suspend our obligations to file reports under Section 15(d), then our shareholders will not receive publicly disseminated information and will be a private company .

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended,

“ Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by Less than 300 persons; or By less then 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company. However, management does not intend to file for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

                       SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this

prospectus. We are paying for the costs of this offering and is estimated at being $27,008 of which we have spent $14,000 to date.

The shares include the following:

shares of our common stock that the selling

stockholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 30, 2004 and subsequently on July 23,2004 and November 10, 2004.

Unless otherwise stated below, to our knowledge no selling security holder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or re-capitalizations. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

     The following table provides information regarding the

     beneficial ownership of our common stock held by each of the selling stockholders, including:

     1.  the number of shares owned by each prior to this

         offering;

     2.  the total number of shares that are to be offered

         for each;

     3.  the total number of shares that will be owned  by

         each upon completion of the offering;

     4.  the percentage owned by each; and

     5.  the identity of the beneficial holder of any entity

         that owns the shares.

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon          owned upon

                      prior      for selling   completion    completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- -------------------------------------------------------------------------

Mike Bacchus         66,667     66,667          Nil           Nil

88 Nottingham Harbour

Sherwood Park

Alberta, Canada

Enzo Bruno           93,333     93,333          Nil           Nil

9112- 164 Avenue

Edmonton Alberta

Canada

Adrian Caccia        33,333     33,333          Nil           Nil

10922-126 Street

Edmonton, Alberta

Canada

David Couch         100,000      100,000        Nil           Nil

1218 Potter Greens

Drive, Edmonton

Alberta, Canada

Cindy Couch         100,000      100,000         Nil          Nil

1218 Potter Greens

Drive, Edmonton

Alberta, Canada

Jennifer Couch      100,000      100,000         Nil          Nil

25 Halden Crescent

Spruce Grove

Alberta, Canada

Jeff Couch          100,000      100,000         Nil          Nil

25 Halden Crescent

Spruce Grove

Alberta, Canada

Theodore Degner     200,000      200,000         Nil          Nil

9219 Strathearn

Drive

Edmonton Alberta

Canada

Terry Degner          200,000    200,000         Nil          Nil

11 Hutchinson Place

St. Albert

Alberta Canada

TABLE IS CONTINUED FROM PAGE 11

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon          owned upon

                      prior      for selling   completion    completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- ---------------------------------------------------------------------

Lawrence Divorski      66,666      66,666        Nil        Nil

33 Summerton Landing

Sherwood Park

Alberta Canada

Marion Ellis          666,666     666,666       Nil         Nil

PO Box 1026

St. Paul Alberta

Canada

Lora Garneau          200,000    200,000         Nil         Nil

9726-95 Street

Edmonton Alberta

Canada

Barry GreenField       66,667    66,667          Nil         Nil

6588 Barnard Drive,

Suite 50

Richmond BC

Canada

Tim Haas               66,667    66,667          Nil         Nil

13125-110 Avenue

Edmonton Alberta

Canada

Janis James           133,333   133,333       Nil         Nil

2407-49 Street

Edmonton Alberta

Canada

Gerald Johnson        600,000       600,000       Nil         Nil

1875-104 Street

Edmonton Alberta

Canada

Patrick Kennedy       133,334       133,334       Nil         Nil

3500 Gilmore Street

Burnaby BC

Canada

David King            33,333     33,333         Nil        Nil

45 Cimmaron Way

Sherwood Park

Alberta, Canada

 TABLE IS CONTINUED FROM PAGE 12

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon          owned upon

                      prior      for selling   completion    completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- ---------------------------------------------------------------------

Connie McDougall      66,667     66,667         Nil        Nil

15811-69 Street

Edmonton Alberta

Canada

Lisa Melville        100,000    100,000         Nil        Nil

3 Landsdowne

Close,

Spruce Grove

Alberta, Canada

Bruce Melville       166,666    166,666        Nil         Nil

3 Landsdowne

Close,

Spruce Grove

Alberta, Canada

Sherilynn Perez      200,000    200,000        Nil         Nil

Parada

9642-95th Street

Edmonton Alberta

Canada

Amanda Pilgaard      133,334    133,334        Nil         Nil

3500 Gilmore Street

Burnaby BC

Canada

Michael Poirier        33,333    33,333        Nil         Nil

3408-136 Avenue

Edmonton Alberta

Canada

Ana Riveros            33,333    33,333        Nil         Nil

7308-140 Ave.

Edmonton, Alberta

Canada

Brendan Sherwin        13,333    13,333        Nil         Nil

627 Wotherspoon Close

Edmonton Alberta

Canada

TABLE IS CONTINUED FROM PAGE 13

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon          owned upon

                      prior      for selling   completion    completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- -------------------------------------------------------------------------

Donald Smith          200,000   200,000        Nil            Nil

2323 24 Avenue

Calgary Alberta

Canada

Denis St. Andre       133,333   133,333        Nil           Nil

26229 Meadowview

Drive, RR1

Station Main

St. Albert

Alberta, Canada

Robert Talarica        33,334    33,334        Nil           Nil

11206-93 Street

Edmonton Alberta

Canada

Gordon Ward            33,333    33,333        Nil           Nil

8956 156 St.

Suite 111

Edmonton Alberta

Canada

Patricia Ward          33,333    33,333        Nil           Nil

8956 156 St.

Suite 111

Edmonton Alberta

Canada

Janel Winslow          13,333    13,333        Nil           Nil

627 Wotherspoon Close

Edmonton Alberta

Canada

Melanie Whittingham    33,333    33,333        Nil           Nil

16119-110 Avenue

Edmonton Alberta

Canada

TABLE IS CONTINUED FROM PAGE 14

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon          owned upon

                      prior      for selling   completion    completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- -------------------------------------------------------------------------

Terry Whittinghan      33,333    33,333        Nil           Nil

16119-110 Avenue

Edmonton Alberta

Canada

Jeffrey Wright      33,333      33,333         Nil        Nil

7 Stoneshire Close

Spruce Grove

Alberta Canada

Dennis Zubot          133,333  133,333          Nil         Nil

18927-46 Avenue

Edmonton Alberta

Canada

Jacqueline Zubot      133,333  133,333          Nil         Nil

18927-46 Avenue

Edmonton Alberta

Canada

Family Relationships

Marcella Ward is the wife of Derek Ward President, Secretary and Treasurer of the Company Patricia Ward is the mother of Derek and Gordon Ward is the brother Of Derek Ward President, Secretary and Treasurer of the Company. Additionally, David and Cindy Couch are husband and wife, Jeff and Jennifer Couch are husband and wife, Theodore and Terry Degner are father and son, Bruce and Lisa Melville are husband and wife, Terry and Melanie Whittingham are husband and wife, and Dennis and Jaqueline Zubot are husband and wife.

The numbers in this table assume:

that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

The percentages are based on 9,586,662 shares of common stock outstanding on the date hereof.

PLAN OF DISTRIBUTION

Our common stock was initially sold pursuant to Regulation S. We completed the offering pursuant to Rule 903 of Regulation S (i.e., Category 3) of the Securities Act. Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things, precludes transfers except as provided above.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  Each subscription agreement precluded transfer except under the above conditions.  No registration rights were granted to any of the purchasers.

After we become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, we intend to apply for a listing on the OTC Bulletin Board. At such time, we intend to submit information to Standard and Poors to permit State exemptions permitting the resale of our securities in such States that provide an exemption for S&P companies.  For other States, we intend to file blue sky registrations in accordance with such States blue sky filing requirements.  We estimate the cost of such registration shall be $5,000.

Our share price was determined by the speculative nature of the company and the price investors were willing to pay.

The selling shareholders will offer and sell their shares at $0.015 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The initial offering is based on recent sales at $0.015 per share in May, June, July and November of 2004. Our common stock is presently not traded on any market or securities exchange and there is no assurance that the company’s shares will ever be quoted on any market or exchange.

The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.  The shares will not be sold in an underwritten public offering. The selling security holders may sell the securities in one or more of the following methods:

- on the "pink sheets" which is not a market for purposes of selling at the market price and therefore sales on the pink sheets would be at a fixed price or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time;

- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or

- through the issuance of securities by issuers other than

us, convertible into, exchangeable for, or payable in our shares.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption (Blue Skyed) from the registration or qualification requirement is available and complied with.

Although not expected, if the selling stockholders enter into an agreement after effectiveness, to sell their shares to a broker-

dealer as principal and the broker-dealer is acting as an

underwriter, then Empirical Ventures Inc. will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer acting as an underwriter, whether the offering is on a firm or best efforts basis, if there is an over-allotment option, and disclosure of any commissions or underwriting discounts,  providing all required information on the plan of distribution and revising the disclosure in the prospectus.  In addition, upon engaging a broker-dealer we will also file such agreement s and all other documents required with the Corporate Finance Department of the NASD. Additionally, we would also file as an exhibit to the registration statement any agreements between the company and the broker-dealer.

In making sales, brokers or dealers used by the selling

security holders may arrange for other brokers or dealers to participate.  The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered.  The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder,

and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

In the event that shares of selling security holders listed in this prospectus are transferred to other persons and parties by way of gift, devise, pledge or other testamentary transfer, we will file a prospectus supplement to identify the new selling security holders.

We have told the selling security holders that the anti-

manipulative rules under the Securities Exchange Act of 1934,

including Regulation M, may apply to their sales in the market.

With certain exceptions, Regulation M precludes any selling

security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering.  We have provided each of the selling security holders with a copy of these rules.  We have also told the selling security holders of the need for delivery of copies of this

prospectus in connection with any sale of securities that are registered by this prospectus.  All of the foregoing may affect the marketability of our common stock.

We are bearing all costs relating to the registration of the common stock and will pay these costs from cash in priority to our operating expenses.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by the selling shareholders.

Penny Stock Rules

We are subject to "penny stock" regulations under Rule 15g-9 under the Securities Exchange Act.  If a market for our common stock ever develops, we will remain subject to this rules unless the trading price of our common stock is not less than $5.00 per share. The penny stock rules require a broker-dealer, prior to transaction in a penny stock not otherwise exempt from the rules,

to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and,

if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition,

broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations or financial condition and are not aware of any threatened or contemplated proceeding by any governmental authority against our company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, positions and the

ages of our directors and executive officers.  Directors are elected at our annual meeting of stockholders and serve for a one year term or until removed from office in accordance with our bylaws or their successors are elected and qualify.  Officers are appointed by the board of directors and their terms of office are,

except to the extent governed by employment contract, at the direction of the board of directors.  Directors do not currently receive any compensation for their services in acting as directors.

and there are no employment contracts with the directors and at this time.

                                                            Director

Name                  Age      Position                      Since

- --------------------------------------------------------------------

Derek Ward            39      Chief Executive Officer,         2004

                              President, Secretary,

                              Treasurer, Director

                              and Principal Accounting Officer

Biographical Information

Derek Ward, Has Acted as our President, Secretary, Treasurer and a Director since the Company’s inception (April 14, 2004). From 1997 to present Mr. Ward has been employed as a sales manager for Can-Cell industries. Can-Cell Industries is a manufacturer, importer, and distributor, specializing in building materials and builders hardware products.

Mr. Wards duties include: training employees, development of marketing plans and the setup and implementation of sales seminars. Also, Mr. Ward manages the development of new clients for all 10 branches of Can-cell though out Western Canada.

Mr Ward does not devote his full time and attention to our affairs.

It is estimated that Mr. Ward devotes approximately 25% of his time or 10 hours per week based on a forty hour work week to our business. This amount of time will likely increase as development moves forward.

Family Relationships

There are no family relationships between our director or executive officers There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of the date of this

prospectus, by:

          (i) each stockholder known by us to be  the  beneficial

           owner of five (5%) percent or more of our outstanding

           common stock;

       (ii) our executive officer and director;

       (iii) our executive officer and director as a

            group.

As at the date hereof, there were shares of our common stock issued and outstanding.

         Name and Address     Amount and Nature of      Percent

         Beneficial Owner     Beneficial Owner          of Class

         Derek Ward           5,000,000                  51.62%          President, Secretary

         Treasurer, Chief

         Executive

         Officer and Director

         Marcella Ward          66,666                    0.68%

         51 Heritage Drive

         St. Albert

         Alberta, Canada

         Marion Ellis           666,666                   6.82%

         PO Box 1026

         St. Paul Alberta

         Canada

         Gerald Johnson         600,000                   6.19%

         1875-104 Street

         Edmonton Alberta

         Canada

         as a group

         ( 1 person )            5,0 66,666              52.30%

(1) Unless otherwise indicated the address of each of the listed beneficial owners identified is 2775 Fir Street Suite 3E Vancouver BC,

Canada V6J 3C2

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days.

Change of Control

There are currently no arrangements known to us, which will or in the future could, result in a change of control.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by our articles of incorporation, our bylaws and Nevada Law.  Our authorized capital stock consists of 60,000,000 shares consisting of two classes of stock as follows:

Common Stock

Our articles of incorporation authorize the issuance of

50,000,000 shares of common stock, par value $0.001.  Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote.

Cumulative voting for the election of directors is not permitted by the articles of incorporation.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the our affairs.  In the event that any of the aforementioned situations occur holders are entitled to receive, ratably, our net assets available to

stockholders after distribution is made to the preferred

stockholders, if any, who are given preferred rights upon

liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

As of the date of this prospectus, there were 9,586,662 shares of our common stock issued and outstanding, held by forty

(40) stockholders of record.

Preferred Stock

Our articles of incorporation authorize the issuance of

10,000,000 shares of preferred stock, par value $0.001.  Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any,

for each series, and to allow for the conversion of preferred stock into common stock.  No preferred stock has been issued to date.

 INTERESTS OF NAMED EXPERTS AND COUNSEL

 No expert or counsel named in this prospectus as having

prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis,

or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee,

director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has

provided an opinion on the legality of the issuance of the

securities being offered herein.

The financial statements for the year ended June 30, 2005

included in this prospectus and registration statement have been audited by Jewett, Schwartz and Associates Certified Public Accountants , to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Nevada, USA on April 14, 2004 and are based in Vancouver, British Columbia, Canada. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We will not seek a merger or acquisition within the next twelve months and we have a specific business plan to execute. We are in the early developmental stage.

The activities of management, although not revenue producing as yet, is beyond a blank check status. On October 3, 2006 we commenced the start of our software upgrades and on October 16, 2006 we will commence construction of our Website. We estimate that this development work will take approximately 30 days for our website to be completed and about 60 days for the initial upgrades to our software. This development work is being funded from a loan through our President. Further financing is required for the further development, marketing and distribution of the product. The Company is prepared to aggressively develop and market the product.  The Company has a specific business plan or purpose or has indicated that its business plan is not to engage in a merger or acquisition with an unidentified company or companies, or other entity.  The Company is registering its shares in order to enter the public market and raise additional capital in order to fulfill its business plan.

Effective May 18, 2004, We entered into an agreement to acquire the prior development, existing designs and pilot implementation of a Software program known as Darrwin from 3493734 Manitoba, Ltd. Our original purchase price was $5,000.00 and 100,000 common shares of the company’s stock, a further $245,000 in development expenditures and a royalty on our net revenues. Royalties are determined at the rate of 2% of net revenues until the amount paid or payable aggregates up to $250,000 and thereafter, at the rate of 1%. Management believes that this royalty rate is favorable in relationship to the software licensing fees normally paid in transactions of this sort.

Additionally, as a provision our agreement we are required to spend an additional $245,000 in development expenditures that are to be managed and led by 3493734 Manitoba Ltd. These development expenditures were calculated and provided by 3493734 Manitoba Ltd along with a supporting budget from Starcom Technologies who will be performing the development work. There is no relationship between Empirical Ventures and 3493734 Manitoba Ltd, World Star or Starcom Technologies. However, there is a relationship between 3493734 Manitoba Ltd and Starcom Technologies As Michael Burke is the ultimate control person for both entities  To Date we have not entered into any further agreements regarding the future development of our software and no fixed time frame has been employed by 3493734 Manitoba Ltd as to when the development expenditures will be incurred. In the event that we are unable to complete the additional expenditures we may be subject to the default provision in our contract and thereby losing our business and any development work incurred to date. Alternatively, 3493734 Manitoba Ltd. may also grant extensions at their discretion.  If we should run into cost over runs above the 245,000 in further development expenditures and depending on cost, we would most likely continue with the development as opposed to abandoning the project.

On November 17, 2005 our original purchase agreement was amended to provide for the additional sums of $3,000 upon execution of the amended agreement and a further payment of $10,000 in lieu of 100,000 shares of the company’s stock due by March 15, 2006 and was further extended to July 31, 2006 with a final date of September 15, 2006 in which $10,000 must be paid. To date we have paid the additional sum of $10,000, with the additional developmental expenditures and royalty remaining the same as in the original agreement.

DESCRIPTION OF BUSINESS

Business of Issuer

Our plan is to provide as our principal product, the “Darrwin” software Program and to commercialize this software program that provides the ability to make and secure reservations for hotels and various other services via the internet.  We plan to market our software in the U.S. and Canada.

We plan to further develop our software program as an easy to use, functional, responsive and integrated program that focuses on the needs of the tourism and hospitality industries, for which we would sell our program to them. We are currently in the early development stage and are just engaging in business operations and have not begun revenue producing activities. Our current objective is to complete further development of our product including the establishment of a viable commercial Product and to market it

Current and Planned Development

On May 18, 2004 we entered into an agreement, and subsequently amended our agreement on November 17, 2005 to acquire

the source code prior development, designs and pilot implementation of a software program, known as Darrwin from 3493734 Manitoba Ltd.

The software was developed by World Star Holdings of Dryden Ontario, Canada , a company that was owned and operated by Michael Burke .. We acquired the Darrwin software in its entirety from 3493734 Manitoba Ltd ., a company managed By Larry Cherrett and owned by the Burke family, who received all the assets of World Star by virtue of monies owed to 3493734 Manitoba Ltd. by World Star through a registered debenture.

At the time of our acquisition the program was operational using a Windows 2000 or Windows NT format and capable of a full array of tourism based services including, booking reservations for hotels, motels, and lodges as well as ticketing of local sporting events and activities. Darrwin is also capable of inventory management and a business directory to direct tourists to local businesses.

We acquired the software program designs and original source code, methods and know-how and all rights in their entirety for the software program. We did not acquire any hardware and only acquired the existing software code for the existing program as well as any software source code or scripts developed, so that further development and upgrades to the program can be done in a more efficient manner. To date we have identified a party or parties , namely Starcom Technologies of Edmonton Alberta Canada to perform the upgrades to our software program.

Under the terms of our initial agreement, we paid 3493734 Manitoba Ld. $5,000.00 and 100,000 common shares of the company’s stock, this was subsequently amended on November 17, 2005 to reflect the additional sums of $3,000 and a further $10,000 due March 16, 2006 and was further extended to July 31, 2006 with a final date of September 15,2006 in which $10,000 must be paid. To date we have paid the additional sum of $10,000,

Since our acquisition in May 2004, management’s focus has been mainly on organizational activities and the Preliminary design and development of our web site , in which we are commencing construction on October 16, 2006 and have commenced upgrading our software on October 3, 2006 and will continue researching possible locations for our test site.

Our business plan can be summarized in two principal

categories as outlined below.  We estimate the development period required to complete further development and upgrades for our software program would be six months to two years to provide the following upgrades to the Darrwin software program; migrate all code from Windows 2000 to XP Professional and Vista formerly Longhorn;  upgrade billing system; upgrade hotel booking system; upgrade hotel and event conformation system; upgrade airline interconnect; enhance system interface.

It is estimated this cost would be $245,000. At present we do not have sufficient funds to engage additional employees or contractors and to proceed with our development plan. Continuation of development and ultimately the marketing of our proposed product is conditional upon our obtaining additional funding.

 We are able to proceed with continued development and upgrades of our software program on a extremely limited basis without additional funding. It is estimated that, we will need additional funding in the amount of $245,000 in order to fully complete the further development and upgrades of the Darrwin software program.

1.  Development of Web Site and Test Site

To assist in marketing of our product, our plan includes the development of a web site , which we are commencing construction on October 16,2006, we estimate this cost to be approximately $7,000, and will continue researching possible locations for a suitable test site of our for our software program.  Our web site will incorporate information about ourselves and our product. The test site will allow potential customers the ability to tryout the features and usability of our software prior to purchasing.

We have not commenced development of these components yet, but are commencing construction of our website on October 16, 2006. We estimate that this development will take 30 days and will cost $7,000  We are outsourc ing the development of the web site to a firm with expertise in designing web sites and have identified companies that have the capability to complete this development.  We have identified the environment and method for developing the software test, and have identified companies or individuals that have the ability to complete such a software test site.

2.  Marketing of the Darrwin software program

Our objective will be to commence marketing upon completion of development of the website and test site. Our marketing strategy is proposed to be directed toward the located in the U.S. or Canada.

We plan to outsource the development of our marketing,

including the development of logos, art and design work for our brochures and web site.  We also expect to outsource our marketing functions for the launch of our software program and ongoing marketing functions for the foreseeable future.  We believe an independent marketing team, paid under a fair commission program with channels for reporting customer contacts will provide the best value and allow our management to concentrate on the further development of our product and managing the Company. To date we have not identified a marketing firm to market our product.

Intellectual Property

We currently plan to market our product as the “Empirical Ventures, Darrwin”. although we have not yet applied for such a registered trademark and there is no assurances that such mark would be available that we would be granted such mark.  We have obtained the right to use the Internet domain name, www.darrwin-travel.com We do not have and cannot acquire any property rights in an Internet address.

To protect our rights to intellectual property, we will rely on a combination of trademark, copyright law, trade secret

protection, and confidentially agreements.

Competition

We will potentially compete with numerous providers of online or Internet accessible business applications and services companies, many of which have far greater financial and other resources than we do.

Many of these companies have established histories and

relationships in providing online applications or systems that enable them to attract talent, marketing support, the interest of decision makers and financing. The major competitors in this field are Expedia and Orbitz.  Moreover, proven track records are of paramount consideration in selecting vendors.

We plan to compete through the further development of our integrated,

and easy to use software .  We also plan to aggressively market the software program through successful marketers as well as through our own web site.

While our management has significant business experience, our officer and director lacks experience in operating this type of business and has no formal accounting experience or a background in finance.

As a company, have no proven track record in the online

services industry.  We can provide no assurance that we will be able to successfully market a commercially viable product or compete in this industry.

Government Regulations

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services.  Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those

companies conducting business over the Internet.  The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

Currently, governmental regulations have not materially

restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is

uncertain and may change. New and existing laws may cover issues that include:

     *     Sales and other taxes;

     *     User privacy;

     *     Pricing controls;

     *     Characteristics and quality of products and services;

     *     Consumer protection;

     *     Cross-border commerce;

     *     Libel and defamation;

     *     Copyright, trademark and patent infringement; and

     *     Other claims based on the nature and content of Internet

           materials.

These new laws may impact our ability to develop and market

our Darrwin software system in accordance with our business plan.

We may have to qualify to do business in other jurisdictions.

If we commence our Darrwin software business, we anticipate that our sales and our customers will be in multiple states and provinces and potentially foreign countries.  As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country.

Failure to qualify as a foreign company in a jurisdiction where required, could subject us to fines, penalties or other prosecutions.

Research and Development Expenditures

* We have not expended any money on research and development as yet.

We have however spent $5,000.00 on the acquisition of prior development costs and plan to expend in the next 24 month period the sum of $245,000 on expenses associated with the further development and continuing upgrades of our software program. We expect to raise additional funding through either debt or equity funding and is most likely to be equity funding by way of private placement or initial public offering. Also, Management has agreed to, in absence of additional funding will make or arrange for short term loans to the company.

However, it is doubtful that these short term loans would be adequate to cover the total amount of funds needed to complete our business plan and we have not made any arrangements for a line of credit or other form of debt financing.

Providing we can raise additional funding we expect to continue to develop our software program and expect to devote a significant proportion of our revenues and capital funds to developing enhancements to our software program.

Environmental Regulations

We are not aware of any environmental laws that will be

applicable to the operation of our business.

Employees

We currently have no full-time employees, one part-time

employee.  Mr. Derek Ward, our President and Chief Executive Officer

is a part-time employee.  As prospects and circumstances warrant, we will engage additional full-time and part-time employees, as well as consultants, to perform required services.

PLAN OF OPERATION

Current Operation Development

In furtherance of our business model:

On May 18, 2004, we acquired the, prior development and

pilot implementation of the Darrwin software program from

3493734 Manitoba Ltd. Corporation, a company managed by Larry Cherrett.

Of Winnipeg Manitoba, Canada.  Since our acquisition of, prior development, pilot and designs, we have continued to progress our development plan focusing on preliminary web design and finding a suitable location to implement a test site. Based on the current usability of the Darrwin software program has confirmed development issues and the opportunity for improving our proposed product. We have commenced upgrading our pilot software on October 3, 2006 to incorporate new designs and to be fully compatible with the Windows XP platform. Our objective with this upgrade are to provide better segregation and stability of our customers' data to ensure privacy of our users activities; and to improve administration of user identities and system  permissions.  We will test the upgraded pilot to confirm it meets these objectives.

Our plan of operations for the twelve months following the

date of this registration statement is to complete the following objectives within the time period specified, subject to our

obtaining funding for the further development and marketing of our software program.

To accomplish our objectives, we will need to undertake

significant development work and will accordingly need to hire additional employees, contractors and , engage consultants

to enable us to undertake our development work and the marketing of our software product .  Our plan is to hire such

employees and consultants directly. In addition, we plan to

employ or engage directly until such hiring or engagements are completed and staff training is completed.  Progress in development and the hiring of additional staff is conditional upon our

obtaining financing.

     The projected time to complete each of the elements of our plan of operations and its anticipated cost are discussed

     below:

1. Registering Trademark

We are currently in the process of commencing the trade marking process In both Canada and the United States. We estimate this to cost approximately $3000.00 and should take approximately 30 to 60 Days for processing and up to two years before receiving our trade mark .. Coastal Trade Mark Services of Vancouver BC will be performing this service for the Company.

2. Upgrade of Software

On October 3, 2006 we commenced the process of upgrading the existing software code , As we will need additional financing to complete this upgrade. We estimate the cost of this initial upgrade to be $52,500. We anticipated commencing this development during the late third quarter  or early fourth quarter of 2006. Starcom Technologies of Edmonton Alberta Canada will be performing these upgrades for the company.

Starcom Technologies has prepared a development Budget for us as follows:

Migrate all code from Windows 2000 to XP Professional and Longhorn

150 hours                                                                       $52,500

Upgrade Billing System

100 hours                                                                       $35,000

Upgrade Hotel Booking System

200 hours                                                                      $70,000

Upgrade Hotel and Event Conformation System

100 hours                                                                      $35,000

Upgrade Airline Interconnect

100 hours                                                                     $35,000

Enhance System Interface

50 hours                                                                      $17,500

Total Upgrades and New Programming                   $245,000

3.  Complete Development of Web and Test Sites

On October 16, 2006 we will commenc e development of our web site and

Test site. W e anticipate that this component could be completed in a period of about 30 days. We estimate this cost to at approximately $7000.00

4.  Marketing

We plan to undertake the development of a logo and other art and to develop a look and feel for our brochures and web site and which we will incorporate into an advertising and marketing

campaign once the development of our test and web

sites are approaching completion. We anticipate that the marketing materials and campaign would be designed by an outside marketing consulting firm. To date we have not identified such a firm , and anticipate marketing cost to be $50,000.

Employees and Consultants

We currently have no full-time employees, one part-time

employee, Mr. Derek Ward, our President and Chief Executive

Officer.  Our full-time and part-time employees and consulting positions are not expected to exceed 4 persons in the near future, including

, a senior programmer/developer and a website designer/developer We will contract with other consultants for specialized development to the extent required. We estimate these costs to be $60 to $70 dollars per hour for programming and web design with consultants for specialized development costing an estimated $100 to $150 per hour.

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Empirical Ventures, Inc. was originally incorporated by Kennedy Kerster and on April 14, 2004 Mr. Kerster resigned as a director and Mr. Derek Ward was appointed to the board of directors. Mr. Kerster is not a shareholder directly or indirectly of the issuer.

We have not begun revenue-producing activities. and have produced no revenues to date and have had extremely limited operations and have relied on the sale of our securities to fund our operations to date. We estimate spending in the next 12 Months $15,000 on legal fees, $5,000 on Blue Sky fees, $6,000 on Accounting and $1,000 on transfer agent fees , as these are our estimated costs of this offering. We currently have $29,630 on hand and are paying for the costs of this offering that is estimated at being $27,008 of which we have spent approximately $14,000 of these costs from our equity funding that was raised from May 2004 through November 2004. We currently do not have enough cash on hand to pay the remaining costs of this offering.

Additionally, as a provision our agreement we are required to spend an additional $245,000 in development expenditures that are to be managed and led by 3493734 Manitoba Ltd. These development expenditures were calculated and provided by 3493734 Manitoba Ltd along with a supporting budget from Starcom Technologies who will be performing the development work. To Date we have not entered into any further agreements regarding the future development of our software and no fixed time frame has been employed by 3493734 Manitoba Ltd as to when the development expenditures will be incurred. In the event that we are unable to complete the additional expenditures we may be subject to the default provision in our contract and thereby losing our business and any development work incurred to date. Alternatively, 3493734 Manitoba Ltd. may also grant extensions at their discretion. If we should run into cost over runs above the 245,000 in further development expenditures  and depending on cost, we would most likely continue with the development as opposed to abandoning the project.

Currently, we are not a party to any binding agreements that will generate revenues. Due to our lack of revenue-production to date, and our lack of contractual commitments to generate revenue,

our auditors have included in their report covering our financial statements for the period from incorporation to June 30, 2005 ,

that there is substantial doubt about our ability to continue as a going concern.

For the period from incorporation April 14, 2004 through

March 31, 2006 we incurred a deficit of $73,045. Through March 31, 2006, we funded our operations through the sale of our equity securities. In May and June of 2004 we completed the sale of 3,819,992 shares of common stock for proceeds to us of $57,300.

Additionally, we completed the sale of 766,670 share s subsequent to June 30, 2004, the total proceeds received from this sale was $11,500. Additionally, we sold 200,000 shares in November of 2004 to one individual the proceeds received from this sale was $3,000. The sale of these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S.

The funds available to us currently are insufficient to carry out our plan of operations and complete our further development of our software program and our web and test sites and, as we will be unable to generate revenues until such time as the development of our sites is completed, we will require additional financing in order to pursue our plan of operations and our business plan.

As at March 31, 2006 we had current assets net of non-related amounts payable of $ 225 which are in sufficient to pay the

remaining costs of the offering estimated of $27,008, of which we have paid $1 9 ,000 to date leaving us with working capital of $ 225.

Our financial plan requires us to seek additional capital in the private and/or public equity markets.  This additional capital may be provided by short term loans by our director or shareholders or through the sale of equity or debt securities, or through the issuance of debt instruments.  If we receive additional funds through the issuance of equity securities, however, our existing stockholders may experience significant dilution.

If we issue new securities, they may contain certain rights, preferences or privileges that are senior to those of our common stock.

Moreover, we may not be successful in obtaining additional

financing when needed or on terms favorable to our stockholders.

As we have no commitments from any third parties to provide additional equity or debt funding, we cannot provide any assurance that we will be successful in attaining such additional funding.

Our current operations are budgeted at approximately $1,500.00

Per month or a total of $18,000.00 over the next twelve month period.

However, costs and expenses may vary significantly as development progresses. In the absence of third-party funding, Where we determine that the available funding is insufficient to maintain our current operations, we will reduce our expenditures accordingly.

We expect our management, affiliates and current stockholders would support this minimum budget over the next twelve month period.  Although management has indicated a willingness to provide additional financing for such limited operations, we have no written

commitments for funding and accordingly we can provide no assurances that additional funding, as required, will be available to us or be available to us upon acceptable terms.

If we receive no additional funding, we will eventually have to cease operations. It is our objective to carry out our plan and successfully market our product. Based on our above mentioned budget, we will be able to operate our business, which will allow us to seek proper funding. If we are unable to obtain additional funding to conduct our development program, it is not our plan to seek other business opportunities including acquiring or merging with a private company unless such an acquisition or merger was with a strategic business partner or business that strengthened and furthered our business plan as outlined in this registration statement.

We anticipate incurring continuing operating losses for the

foreseeable future.  We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing our future development program and anticipate any revenues earned

Will assist in offsetting the costs of this future development, but it is not likely cover these costs. Our future financial results are also uncertain due to a number of factors, some of which are outside our control.  These factors include, but are not limited to:

(a) our ability to develop a commercially marketable software program with the features and functionality sought by our potential customers;

(b) our ability to successfully market our software program

    to potential customers;

(c) our ability to for use of our software program that will enable us to generate revenues that exceed our operating costs; and

(d) the introduction and availability of competing services.

     As a result of the material uncertainties discussed above

     regarding our financial position and our ability to carry out our business plan and market our proposed product, persons who cannot afford a complete loss of their investment should not purchase our securities.

     We believe the above discussion contains a number of

     forward-looking statements.  Our actual results and our actual plan of operations May differ materially from what is stated

     above.  Factors which May cause our actual results or our

     actual plan of operations to vary include, among other things,

     decisions of our board of directors not to pursue a specific course of action based on its reassessment of the facts or new facts, changes in the application hosting business or general economic conditions and those other factors identified in this prospectus.

DESCRIPTION OF PROPERTY

We do not own or lease any real property.  Our principal

executive offices are provided by Mr. Derek Ward, our President and a director. We have no lease arrangements with Mr. Ward at this time and Mr. ward provides this space at no charge to the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Empirical Ventures, Inc. was originally incorporated by Kennedy Kerster and on April 14, 2004 Mr. Kerster resigned as a director and Mr. Derek Ward was appointed to the board of directors. Mr. Kerster is not a shareholder directly or indirectly of the issuer.

Except as set forth, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which we are or will be a party, in which any of our directors or executive officers, any security holder who is known by us to own of record or beneficially more than five percent of our common stock, any promoter, or any member of the immediate family of any of the foregoing persons, had a material interest.

Mr. Derek Ward is considered promoter within the meaning of the federal securities laws. Additionally, Mr. Kerster the original incorporator also meets the definition of promoter under federal securities laws.

At this time we have not formulated any corporate policies for entering into transactions with affiliated parties.

Members of our management team are not employed by us on a

full-time basis.  They are involved in other business activities and may, in the future become involved in other businesses.  If a specific business opportunity becomes available, such persons May face a conflict in selecting between our business and their other business interests.

We do not have and do not intend in the future to formulate

a policy for the resolution of such conflicts.  We currently have no agreements with members of our management team.

We have not determined when an employment agreement would be entered into with Derek Ward, our President however we have

determined to review entering into an agreement after a public market for our common shares develops.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the OTC

Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or,

if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had (40) registered stockholders.

Rule 144 Shares

A total of 5,0 66,666 shares of our common stock will be

available for resale to the public after May 7 , 2005

in accordance with the volume and trading limitations of

Rule 144 of the Act. In general, under Rule 144 as

currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of our common stock then

outstanding which, in our case, will equal approximately 146,500 shares as of the date of this prospectus; or

2.  the average weekly trading volume of our common stock

during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale

provisions and notice requirements and to the availability of current public information about us.

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our

affiliates hold 5,0 66,666 shares that may be sold pursuant to Rule

144 after May 7, 2005.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling

stockholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

We have not declared any dividends, and we do not plan to

declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information relating to all

compensation awarded to, earned by or paid by us during each of the preceding three fiscal years to: (a) all individuals serving as our

Chief Executive Officer in the fiscal year ended June 30, 200 6 ;

and (b) each of our executive officers who earned more than

$100,000 during the fiscal year ended June 30, 200 6 :

                                        Other   Securities

                                        Annual  Underlying    All

Name and           Fiscal               Compen- Options/LTIP  Other

Principal Position Year   Salary Bonus  sation  SARs (#)      Payouts Compensation

Derek Ward          2004     -     -      -        -             -

President, CEO      2005     -     -      -        -             -

Secretary           2006     -     -      -        -             -

Treasurer

Option Grants in Last Fiscal Year

We did not grant any stock options to the executive officers during our most recent fiscal year ended .  We have

also not granted any stock options to our executive officer.

Compensation of Directors

There are no standard arrangements pursuant to which directors are compensated for any services provided as director.  No

additional amounts are payable to directors for committee

participation or special assignments performed for and on our behalf.

Employment Contracts and Termination of Employment

and Change-in-Control Arrangements

There are no employment contracts, compensatory plans or

arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.

AVAILABLE INFORMATION

Availability of Additional Information

We have filed a registration statement on form SB-2 under the

Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that

registration statement and does not contain all of the information contained in the registration statement and exhibits.  Statements contained in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents and are not necessarily complete.  In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to this registration statement, and the statements we have made in this prospectus are qualified in their entirety by reference to the referenced contracts, agreements or documents.

The registration statement, including all exhibits, May be

inspected without charge at the SEC's Public Reference Room at 450

Fifth Street, N.W. Washington, D.C. 20549.  Copies of these

materials May also be obtained from the SEC's Public Reference at

450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees.  You May obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-

SEC-0330.

The registration statement, including all exhibits, has been filed with the SEC through the Electronic Data Gathering, Analysis

and Retrieval system.   Following the effective date of the

registration statement, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC.

We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

This registration statement and other filings made by us with the

SEC through its Electronic Data Gathering, Analysis and Retrieval Systems are publicly available through the SEC's site on the World Wide Web located at http//www.sec.gov.

REPORTS TO SECURITY HOLDERS

We will voluntarily send a report annually to stockholders

including our annual audited financial statements.

FINANCIAL STATEMENTS

 EMPIRICAL VENTURES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

For the year ended June 30, 2005, the period of April 14, 2004 (inception)

through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005.

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors

of Empirical Ventures, Inc.

     We have audited the accompanying balance sheet of Empirical Ventures, Inc. (a Development Stage Company) as of June 30, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended June 30, 2005, the period from April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empirical Ventures, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the year ended June 30, 2005, the period from April 14, 2004 (inception) through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 1, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Jewett, Schwartz, & Associates

Hollywood, Florida

March 31, 2006

                                                                         F2

EMPIRICAL VENTURES, INC.
(A Development Stage Company)

BALANCE SHEETS

June 30,
2005

ASSETS

Current Assets
Cash	$ 47,514

Total Current Assets	47,514

Total Assets	$ 47,514

LIABILITIES AND STOCKHOLDERS' EQUITY

Current LIabilities
Accrued expenses	$ 10,000
Technology purchase agreement payable	13,000

Total Current Liabilities	23,000

Stockholders' Equity
Preferred stock, $.001par value, 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $.001 par value 50,000,000 shares authorized
9,586,662 shares issued and outstanding	9,587
Additional paid-in capital	63,713
Deficit accumulated during the development stage	(48,786)

Total Stockholders' Equity	24,514

Total Liabilites and Stockholders' Equity	$ 47,514

F-3

EMPIRICAL VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For the Year	April 14, 2004	For the Period
	Ended	(Date of	from April 14,
	June 30, 2005	inception)	2004 (inception)
		to June 30, 2004	to June 30, 2005

REVENUES	$ -	$ -	$ -

OPERATING EXPENSES

General and administrative expenses	33,676	8,610	42,286
Impairment of intangible asset	6,500	-	6,500

Total operating expenses	40,176	8,610	48,786

Net loss before provision for income taxes	(40,176)	(8,610)	(48,786)

Provision for income taxes	-	-	-

Net loss	(40,176)	(8,610)	(48,786)

Weighted average common shares outstanding -
Basic and diluted	9,586,662	3,695,128	8,408,355

Net loss per share – basic and diluted	$ (0.00)	$ (0.00)	$ -

F-4

EMPIRICAL VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Preferred Stock		Common Stock
	10,000,000 shares authorized		50,000,000 shares authorized		Additional		Total
	Shares	Par Value	Shares	Par Value	Paid-in	Accumulated	Shareholders'
	Issued	$.001 per share	Issued	$.001 per share	Capital	Deficit	Equity

	-	$ -	-	$ -	$ -	$ -	$ -
Founders shares issued at par value	-	-	5,000,000	5,000	-	-	5,000
Common shares issued at $0.015 per share	-	-	3,820,000	3,820	53,480	-	57,300
Common shares issued at $0.015 per share	-	-	100,000	100	1,400	-	1,500
Net loss	-	-	-	-	-	(8,610)	(8,610)

	-	$ -	8,920,000	$ 8,920	$ 54,880	$ (8,610)	$ 55,190
Cancellation of common shares issued at $.015 per share	-	-	(100,000)	(100)	(1,400)	-	(1,500)
Common shares issued at $.015 per share		-	766,662	767	10,233	-	11,000
Net loss	-	-	-	-	-	(40,176)	(40,176)

	-	$ -	9,586,662	$ 9,587	$ 63,713	$ (48,786)	$ 24,514

F-5

EMPIRICAL VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Twelve Months	April 14, 2004	For the Period
	Ended	(Date of	from April 14,
	June 30, 2005	incorporation)	2004 (inception)
		to June 30, 2004	to June 30, 2005
Cash Flows From Operating Activities
Net loss	$ (40,176)	(8,610)	(48,786)
Impairment of intangible asset	6,500
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	(3,535)	13,535	10,000
Technology purchase payable	13,000	-	13,000

Net Cash Provided by (Used In) Operating Activities	(24,211)	4,925	(25,786)

Cash Flows From Investing Activities
Payment for technology rights	-	(5,000)	-

Net Cash Used In Investing Activities	-	(5,000)	-

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	9,500	62,300	73,300

Net Cash Provided By Financing Activities	9,500	62,300	73,300

Increase (Decrease) in Cash and Cash Equivalents	(14,711)	62,225	47,514

Cash and Cash Equivalents, Beginning of Period	62,225	-	-

Cash and Cash Equivalents, End of Period	$ 47,514	$ 62,225	$ 47,514

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -

F-6

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2005, the period April 14, 2004 (inception)

through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on April 14, 2004.  The Company is a development stage company engaged in the business of commercializing the development of an online tourism and travel service.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $40,176 for the year ended June 30, 2005; a net loss of $8,610 for the period April 14, 2004 (inception) to June 30, 2004; and a net loss of $48,786 for the period from April 14, 2004 (inception) to June 30, 2005. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online tourism and travel service.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern.  To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Financial Accounting Standards Board (FASB) No. 7.

F7

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2005, the period April 14, 2004 (inception)

through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Empirical Ventures Ltd. (“EVL”), a Company incorporated under the Company Act of British Columbia on May 13, 2004.  All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pr forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

F8

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2005, the period April 14, 2004 (inception)

through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for June 30, 2005 pursuant to the Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.  During the period of April 14, 2004 (inception) through June 30, 2004, the Company purchased rights to technology in the amount of $6,500.   The Company subsequently assessed the carrying value of these rights and determined that they were unrecoverable.  The entire $6,500 was written of as an impairment of long-term asset in 2005.

F9

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2005, the period April 14, 2004 (inception)

through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Recent Accounting Pronouncements

Share-Based Payment

In March 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective for the Company as of January 1, 2006.  Based on zero shares and awards outstanding as of June 30, 2005, the adoption of SFAS 123(R) would have no impact on earnings in 2005.

 In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods including assumptions such as expected volatility and expected term, the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of

F10

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2005, the period April 14, 2004 (inception)

through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees.  The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

Non-monetary Exchange

In March 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Non-monetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Non-monetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity expected to change significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's current financial condition or results of operations.

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS 143  (FIN No. 47).  FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event.  FIN No. 47 is effective no later than March 31, 2005.  FIN No. 47 did not impact the Company for the year ended June 30, 2005.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No.  154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3  (SFAS No.154).  SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

F11

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2005, the period April 14, 2004 (inception)

through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 19, 2004 the Company purchased software, known as “Darrwin” in consideration of payment to the Vendor of $5,000 and 100,000 common shares of the Company.  In addition, the Company granted the vendor a 2% royalty on net sales of any product that used any portion of the technology.  The agreement was subsequently amended and calls for the cancellation of the 100,000 common shares, the sum of $3,000 payable upon execution of the agreement, and a non-refundable sum of $10,000 due during April 2006.  As of June 30, 2005, the entire balance of $13,000 has been accrued.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the periods ended June 30, 2005 and for the period of April 14, 2004 (date of inception) through June 30, 2004, the Company incurred no costs for management consulting services provided by the president of the Company, respectively.

NOTE 6 – STOCKHOLDERS’ EQUITY

On May 7, 2004 the Company issued 5,000,000 of its common shares to its founder for cash of $5,000.

On June 30, 2004, the Company issued 3,820,000 of its common shares for cash of $57,300.

On June 30, 2004, the Company issued 100,000 of its common stock in conjunction with a Technology Purchase Agreement.  Per the agreement, these shares were issued at $.015.  In accordance with an amendment to the original agreement, these shares were subsequently cancelled during the year ended June 30, 2005.

On July 23, 2004, the Company issued 766,662 of its common shares for cash of $11,000.

                                                                    F12

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the year ended June 30, 2005, the period April 14, 2004 (inception)

through June 30, 2004, and the period of April 14, 2004 (inception) through June 30, 2005

NOTE 7- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense

items reported for financial accounting and tax purposes in different periods.   A deferred

tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes for the period ended June 30, 2005 or April 14, 2004 (inception) through June 30, 2004.

There was no income tax expense for the period ended June 30, 2005 and April 14, 2004 (inception) through June 30, 2004 due to the Company’s net losses.

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the years ended June 30, 2005 (computed by applying the Federal Corporate tax rate of 15% - 34% to loss before taxes), as follows:

	2005	April 14, 2004 (inception) Through June 30, 2004	April 14, 2004 (inception) Through June 30, 2005
Computed “expected” tax benefit	$ (13,660)	$ (1,292)	$ (14,952)
Less: valuation allowance	13,660	1,292	14,952
	$ -	$ -	$ -

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at June 30, 2005 are as follows:

Deferred tax assets:	2005
Current deferred tax assets	$-
Net operating loss carryforward	14,952
Total gross deferred tax assets	14,952
Less valuation allowance	(14,952)
Net deferred tax assets	$-

The Company has a net operating loss carry-forward of approximately $48,786 available to offset future taxable income through 2019.

                                                                      F13

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS For the Three Months Ended September 30, 2005 and 2004
(Stated in US Dollars)
(Unaudited)
	September, 30	June 30,
	2005	2005

ASSETS

Current Assets
Cash	$ 39,694	$ 47,514
Technology rights	-	-

Total Current Assets	39,694	47,514

Total assets	$ 39,694	$ 47,514

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Assets
Accrued expenses	$ 13,125	$ 10,000
Technololgy purchase agreement payable	13,000	13,000

Total Current Liabilities	26,125	23,000

Stockholders' Equity
Preferred stock, $.001par value, 10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par value 50,000,000 shares authorized
9,586,662 shares issued and outstanding	9,587	9,587
Additional paid-in capital	63,713	63,713
Deficit accumulated during the development stage	(59,731)	(48,786)

Total Stockholders' Equity	13,569	24,514

Total Liabilites and Stockholders' Equity	$ 39,694	$ 47,514

                                                F14

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
For the three Months Ended September 30 2005 and 2004
(Stated in US Dollars)
(Unaudited)

	Ended	Ended	Ended	Ended	from April 14,
	September 30, 2005	September 30, 2004	June 30, 2005	June 30, 2004	2004 (inception)
					to September 30, 2005

REVENUES	$ -	$ -	$ -	$ -	$ -

OPERATING EXPENSES

General and administrative expenses	10,945	5,493	40,176	8,610	59,731

Total operating expenses	10,945	5,493	40,176	8,610	59,731

Net loss before provision for income taxes	(10,945)	(5,493)	(40,176)	(8,610)	(59,731)

Provision for income taxes	-	-	-	-	-

Net loss	(10,945)	(5,493)	(40,176)	(8,610)	(59,731)

Weighted average common shares outstanding -
Basic and diluted	9,586,662	9,686,662	9,586,662	3,695,128

Net loss per share – basic and diluted	$ (0.001)	$ (0.001)	$ (0.004)	$ (0.002)

                                                                                      F-15

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
For the Three Months Ended September 30, 2005 and 2004
(Stated in US Dollars)
(Unaudited)

	Three Months	Three Months	For the Period
	Ended	Ended	from April 14,
	September 30, 2005	September 30, 2004	2004 (inception)
			to September 30, 2005

Cash Flows From Operating Activities
Net loss	$ (10,945)	(5,493)	(59,731)
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	3,125	(10,522)	13,125
Technology purchase payable		-	13,000

Net Cash Used In Operating Activities	(7,820)	(16,015)	(33,606)

Cash Flows From Investing Activities
Payment to consummate technology agreement	-	-	-

Net Cash Used In Investing Activities	-	-	-

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	-	8,500	73,300

Net Cash Provoded By Financing Activities	-	8,500	73,300

Decrease in Cash and Cash Equivalents	(7,820)	(7,515)	39,694

Cash and Cash Equivalents, Beginning of Period	47,514	62,225	-

Cash and Cash Equivalents, End of Period	$ 39,694	$ 54,710	$ 39,694

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

                                                                                 F16

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2005 and 2004

(Unaudited)

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on April 14, 2004.  The Company is a development stage company engaged in the business of commercializing the development of an online tourism and travel service.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $56,606 for the six three months period ended September 30, 2005; a net loss of $5,493 for the period April 14, 2004 (inception) to September 30, 2004; and a net loss of $59,731 for the period from April 14, 2004 (inception) to September 30, 2005. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online office service.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern.  To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Securities and Exchange Commission Guide No. 7.

                                                                 F17

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2005 and 2004

(Unaudited)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Empirical Ventures Ltd. (“EVL”), a Company incorporated under the Company Act of British Columbia on May 13, 2004.  All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the FAS No. 52 “Foreign Currency Translation”.

Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in other items on the Statement of Operations.

                                                                       F18

                                                  EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2005 and 2004

(Unaudited)

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pr forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for September 30, 2005 pursuant to the Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

                                                                    F19

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2005 and 2004

(Unaudited)

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of September 30, 2005 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Recent Accounting Pronouncements

Share-Based Payment

In March 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of January 1, 2006.  Based on zero shares and awards outstanding as of September 30, 2005, the adoption of SFAS 123(R) would have no impact on earnings in 2005.

                                                                     F21

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2005 and 2004

(Unaudited)

 In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees.  The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

Non-monetary Exchange

In March 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Non-monetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Non-monetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity expected to change significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's current financial condition or results of operations

                                                                                      F22

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2005 and 2004

(Unaudited)

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS 143  (FIN No. 47).  FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event.  FIN No. 47 is effective no later than March 31, 2005.  FIN No. 47 did not impact the Company for the three months ended September 30, 2005.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No.  154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3  (SFAS No.154).  SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

NOTE 3 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 19, 2004 the Company purchased software, known as “Darrwin” in consideration of payment to the Vendor of $5,000 and 100,000 common shares of the Company.  In addition, the Company will grant the vendor a 2% royalty on net sales of any product that uses any portion of the technology.   The agreement was subsequently amended and calls for the cancellation of the 100,000 common shares, the sum of $3,000 payable upon execution of the agreement, and a non-refundable sum of $10,000 due March 16, 2006.  As of September 30, 2005, the entire balance of $10,000 has been accrued.

NOTE 4- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.   A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes for the period ended September 30, 2005 or April 14, 2004 (inception) through September 30, 2004.

                                                              F23

 EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Three Months ended September 30, 2005 and 2004

(Unaudited)

There was no income tax expense for the period ended September 30, 2005 and April 14, 2004 (inception) through September 30, 2004 due to the Company’s net losses.

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the three months ended September 30, 2005 (computed by applying the Federal Corporate tax rate of 15% - 34% to loss before taxes), as follows:

		2005	2004		April 14, 2004 (inception) Through September 30, 2005
Computed “expected” tax benefit	$	(3,721)	$(1,868)	$	(18,673)
Benefit of operating loss carry-forwards		3,721	1,868		18,673
		$-	$-		$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at September 30, 2005 are as follows:

Deferred tax assets:	2005
Current deferred tax assets	$-
Net operating loss carry-forward	18,673
Total gross deferred tax assets	18,673
Less valuation allowance	(18,673)
Net deferred tax assets	$-

The Company has a net operating loss carry-forward of approximately $18,673 available to offset future taxable income through 2019.

                                                                   F24

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS For the Six Months Ended December 31, 2005 and 2004
(Stated in US Dollars)
(Unaudited)

	December, 31	June 30,
	2005	2005

ASSETS

Current Assets
Cash	$ 36,650	$ 47,514
Technology rights	-	-

Total Current Assets	36,650	47,514

Total assets	$ 36,650	$ 47,514

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Assets
Accrued expenses	$ 16,250	$ 10,000
Technololgy purchase agreement payable	10,000	13,000

Total Current Liabilities	26,250	23,000

Stockholders' Equity
Preferred stock, $.001par value, 10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par value 50,000,000 shares authorized
9,586,662 shares issued and outstanding	9,587	9,587
Additional paid-in capital	63,713	63,713
Deficit accumulated during the development stage	(62,900)	(48,786)

Total Stockholders' Equity	10,400	24,514

Total Liabilities and Stockholders' Equity	$ 36,650	$ 47,514

                                                                                        F25

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
For the Six Months Ended December , 31 and 2004
(Stated in US Dollars)
(Unaudited)

	Six Months	Six Months	Twelve Months	Twelve Months	For the Period
	Ended	Ended	Ended	Ended	from April 14,
	December 31, 2005	December 31, 2004	June 30, 2005	June 30, 2004	2004 (inception)
					to March 31, 2005

REVENUES	$ -	$ -	$ -	$ -	$ -

OPERATING EXPENSES

General and administrative expenses	14,114	14,853	40,176	8,610	62,900

Total operating expenses	14,114	14,853	40,176	8,610	62,900

Net loss before provision for income taxes	(14,114)	(14,853)	(40,176)	(8,610)	(62,900)

Provision for income taxes	-	-	-	-	-

Net loss	(14,114)	(14,853)	(40,176)	(8,610)	(62,900)

Weighted average common shares outstanding -
Basic and diluted	9,586,662	9,686,662	9,586,662	3,695,128

Net loss per share – basic and diluted	$ (0.001)	$ (0.002)	$ (0.004)	$ (0.002)

                                                                                    F26

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
For the Six Months Ended December 31, 2005 and 2004
(Stated in US Dollars)
(Unaudited)

	Six Months	Six Months	For the Period
	Ended	Ended	from April 14,
	December 31, 2005	December 31, 2004	2004 (inception)
			To December 31, 2005
		(Unaudited)
Cash Flows From Operating Activities
Net loss	$ (14,114)	(14,853)	(59,731)
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	6,250	(8,816)	13,125
Technology purchase payable		-	13,000

Net Cash Used In Operating Activities	(7,864)	(23,669)	(33,606)

Cash Flows From Investing Activities
Payment to consummate technology agreement	(3,000)	-	-

Net Cash Used In Investing Activities	(3,000)	-	-

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	-	11,500	73,300

Net Cash Provoded By Financing Activities	-	11,500	73,300

Decrease in Cash and Cash Equivalents	(10,864)	(12,169)	39,694

Cash and Cash Equivalents, Beginning of Period	47,514	62,225	-

Cash and Cash Equivalents, End of Period	$ 36,650	$ 50,056	$ 39,694

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

                                                                                             F27

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended December 31, 2005 and 2004

(Unaudited)

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on April 14, 2004.  The Company is a development stage company engaged in the business of commercializing the development of an online tourism and travel service.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $14,114 for the six month period ended March 31, 2005; a net loss of $23,463 for the period April 14, 2004 (inception) to March 31, 2004; and a net loss of $62,900 for the period from April 14, 2004 (inception) to March 31, 2005. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online office service.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern.  To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Securities and Exchange Commission Guide No. 7.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Empirical Ventures Ltd. (“EVL”), a Company incorporated under the Company Act of British Columbia on May 13, 2004.  All inter-company transactions have been eliminated.

           F28

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended December 31, 2005 and 2004

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the FAS No. 52 “Foreign Currency Translation”.

Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in other items on the Statement of Operations.

                                                                      F29

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended March 31, 2005 and 2004

(Unaudited)

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pr forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for March 31, 2005 pursuant to the Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

                                                                     F30

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended March 31, 2005 and 2004

(Unaudited)

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of March 31, 2005 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Recent Accounting Pronouncements

Share-Based Payment

In March 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of January 1, 2006.  Based on zero shares and awards outstanding as of March 31, 2005, the adoption of SFAS 123(R) would have no impact on earnings in 2005.

                                                                       F31

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended March 31, 2005 and 2004

(Unaudited)

 In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees.  The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

Nonmonetary Exchange

In March 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Non-monetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Non-monetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity expected to change significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's current financial condition or results of operations.

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS 143  (FIN No. 47).  FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event.  FIN No. 47 is effective no later than March 31, 2005.  FIN No. 47 did not impact the Company for the six months ended March 31, 2005.

                                                                     F32

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended March 31, 2005 and 2004

(Unaudited)

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No.  154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3  (SFAS No.154).  SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

NOTE 3 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 19, 2004 the Company purchased software, known as “Darrwin” in consideration of payment to the Vendor of $5,000 and 100,000 common shares of the Company.  In addition, the Company will grant the vendor a 2% royalty on net sales of any product that uses any portion of the technology.   The agreement was subsequently amended and calls for the cancellation of the 100,000 common shares, the sum of $3,000 payable upon execution of the agreement, and a non-refundable sum of $10,000 due March 16, 2006.  As of March 31, 2005, the entire balance of $10,000 has been accrued.

NOTE 4- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.   A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes for the period ended March 31, 2005 or April 14, 2004 (inception) through March 31, 2004.

There was no income tax expense for the period ended March 31, 2005 and April 14, 2004 (inception) through March 31, 2004 due to the Company’s net losses.

                                                                             F33

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Six Months ended March 31, 2005 and 2004

(Unaudited)

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the six months ended March 31, 2005 (computed by applying the Federal Corporate tax rate of 15% - 34% to loss before taxes), as follows:

		2005	2004		April 14, 2004 (inception) Through March 31, 2005
Computed “expected” tax benefit	$	(4,799)	$(5,050)	$	(23,472)
Benefit of operating loss carry-forwards		4,799	5,050		23,472
		$-	$-		$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at March 31, 2005 are as follows:

Deferred tax assets:	2005
Current deferred tax assets	$-
Net operating loss carry-forward	23,472
Total gross deferred tax assets	23,472
Less valuation allowance	(23,472)
Net deferred tax assets	$-

The Company has a net operating loss carry-forward of approximately $19,751 available to offset future taxable income through 2019.

                                F34

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONSOLIDATED CONDENSED BALANCE SHEETS
(Stated in US Dollars)
(Unaudited)

	March 31,	June 30,
	2006	2005

ASSETS

Current Assets
Cash	$29,630	$47,514
Technology rights	0	0

Total Current Assets	29,630	47,514

Total assets	$29,630	$47,514

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$19,375	$10,000
Technololgy purchase agreement payable	10,000	13,000

Total Current Liabilities	29,375	23,000

Stockholders' Equity
Preferred stock, $.001par value, 10,000,000 shares authorized,
no shares issued and outstanding	0	0
Common stock, $.001 par value 50,000,000 shares authorized
9,586,662 shares issued and outstanding	9,587	9,587
Additional paid-in capital	63,713	63,713
Deficit accumulated during the development stage	-73,045	-48,786

Total Stockholders' Equity	255	24,514

Total Liabilites and Stockholders' Equity	$29,630	$47,514

                                     F35

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended March, 31, 2006 and 2005
and the Period of April 14, 2004 (inception) through March 31, 2006
(Stated in US Dollars)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months	For the Period
	Ended	Ended	Ended	Ended	from April 14,
	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005	2004 (inception)
					to March 31, 2006

REVENUES	$0.00	$0	$0.00	$0.00	$0

OPERATING EXPENSES

General and administrative expenses	10,145	2,024	24,259	20,693	73,045

Total operating expenses	10,145	2,024	24,259	20,693	73,045

Net loss before provision for income taxes	-10,145	-2,024	-24,259	-20,693	-73,045

Provision for income taxes	0.00	0.00	0.00	0.00	0.00

Net loss	-10,145	-2,024	-24,259	-20,693	-73,045

Weighted average common shares outstanding -
Basic and diluted	9,586,662	3,695,128	9,586,662	9,586,662

Net loss per share – basic and diluted	-$0.001	-$0.001	-$0.003	-$0.002

                                           F36

EMPIRICAL VENTURES, INC.
(A Development Stage Company)
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Nine Months Ended March 31, 2006 and 2005 and
The Period from April 14, 2004 (inception) to March 31, 2006
(Stated in US Dollars)
(Unaudited)

	Nine Months	Nine Months	For the Period
	Ended	Ended	from April 14,
	March 31, 2006	March 31, 2005	2004 (inception)
			to March 31, 2006

Cash Flows From Operating Activities
Net loss	-$24,259	-20,693	-73,045
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	9,375	-5,500	19,375
Technology purchase payable	-3,000	0	10,000

Net Cash Used In Operating Activities	-17,884	-26,193	-43,670

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	0	11,500	73,300

Net Cash Provoded By Financing Activities	0	11,500	73,300

Decrease in Cash and Cash Equivalents	-17,884	-14,693	29,630

Cash and Cash Equivalents, Beginning of Period	47,514	62,225	0

Cash and Cash Equivalents, End of Period	$29,630	$47,532	$29,630

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$0.00	$0.00
Cash paid for income taxes	$0.00	$0.00

                                      F37

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the nine Months ended March 31, 2006 and 2005

(Unaudited)

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on April 14, 2004.  The Company is a development stage company engaged in the business of commercializing the development of an online tourism and travel service.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $3,125 for the three month period ended March 31, 2006; a net loss of $29,375 for the nine month period to March 31, 2005; and a net loss of $73,045 for the period from April 14, 2004 (inception) to March 31, 2006. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online Travel and reservation service.  Management has plans to seek additional capital through a private placement or public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern.  To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Securities and Exchange Commission Guide No. 7.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Empirical Ventures Ltd. (“EVL”), a Company incorporated under the Company Act of British Columbia on May 13, 2004.  All inter-company transactions have been eliminated.

F38

   EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the nine Months ended March 31, 2006 and 2004

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the FAS No. 52 “Foreign Currency Translation”.

Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in other items on the Statement of Operations.

                                                                             F39

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the nine Months ended March 31, 2006 and 2005

(Unaudited)

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pr forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for March 31, 2006 pursuant to the Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

                                                                         F40

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the nine Months ended March 31, 2006 and 2005

(Unaudited)

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of March 31, 2006 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Recent Accounting Pronouncements

Share-Based Payment

In March 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of January 1, 2006.  Based on zero shares and awards outstanding as of March 31, 2005, the adoption of SFAS 123(R) would have no impact on earnings in 2005.

                                                                   F41

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the nine months ended March31,2006 and2005

(Unaudited)

 In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees.  The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

Nonmonetary Exchange

In March 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Non-monetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Non-monetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity expected to change significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's current financial condition or results of operations.

                                                                                 F42

                                              EMPIRICAL VENTURES INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the nine months ended March 31, 2006 and 2005

(Unaudited)

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS 143  (FIN No. 47).  FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event.  FIN No. 47 is effective no later than March 31, 2005.  FIN No. 47 did not impact the Company for the nine months ended March 31, 2005.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No.  154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3  (SFAS No.154).  SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

NOTE 3 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 19, 2004 the Company purchased software, known as “Darrwin” in consideration of payment to the Vendor of $5,000 and 100,000 common shares of the Company.  In addition, the Company will grant the vendor a 2% royalty on net sales of any product that uses any portion of the technology.   The agreement was subsequently amended and calls for the cancellation of the 100,000 common shares, the sum of $3,000 payable upon execution of the agreement, and a non-refundable sum of $10,000 due March 16, 2006.  As of March 31, 2006, the entire balance of $10,000 has been accrued.

NOTE 4- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.   A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes for the period ended March 31, 2006 or April 14, 2004 (inception) through March 31, 2005.

There was no income tax expense for the period ended March 31, 2006 and April 14, 2004 (inception) through March 31, 2005 due to the Company’s net losses.

                                                                                F43

EMPIRICAL VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Nine Months ended March 31, 2006 and 2005

(Unaudited)

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the nine months ended March 31, 2006 (computed by applying the Federal Corporate tax rate of 15% - 34% to loss before taxes), as follows:

	2006	2005	April 14, 2004 (inception) Through March 31, 2006
Computed “expected” tax benefit	$-8242	$-7056	$-73045
Benefit of operating loss carry-forwards	8,242	7,036	73,045
	$-	$-	$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at March 31, 2006 are as follows:

Deferred tax assets:	2005
Current deferred tax assets	$-
Net operating loss carry-forward	73,045
Total gross deferred tax assets	73045
Less valuation allowance	-73045
Net deferred tax assets	$-

The Company has a net operating loss carry-forward of approximately $69,324 available to offset future taxable income through 2020.

                                       F44

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on April 14, 2004 there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. Additionally, the report prepared by Amisano Hanson did not contain an adverse opinion, a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Amisano Hanson’s report also contained the following disclosure regarding the company’s ability to continue as a going concern. “ The Company is in the Development stage and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

 Effective January 3, 2006 We changed our auditors from Amisano Hanson Chartered Accountants Of Vancouver BC Canada, to Jewett Schwartz And Associates Certified Public Accountants of Hollywood Florida USA Other than previously mentioned, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our two most recent fiscal years and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

37

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated costs of this offering are as follows:

         Securities and Exchange Commission

         registration fee                          8.34

         Federal Taxes                           NIL

         State Taxes and Fees                    NIL

         Transfer Agent Fees                    1,000.00

         Accounting fees and expenses           6,000.00

         Legal fees and expenses               15,000.00

         Blue sky Fees                          5,000.00

         Miscellaneous                           NIL

                                              _________

         Total                               $27,008.34

All amounts are estimates other than the Commission's

registration fee. As at March 31, 2006 $6,008.34 of these expenses had been incurred and are reflected in the operating loss for the period then ended.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling

stockholders.  The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 5,000,000 shares of common stock on May 7, 2004

to Mr. Derek Ward, at a price of $0.001 for proceeds of $5,000

We completed an offering of shares of our common stock at a price of $0.015 per share to a total of 30 purchasers on June 30, 2004.  The total amount received from this offering was $57,300. Additionally, we completed a an offering subsequent to June  30, 2004 Which completed on July 23 , 2004 at a price of $0.015 to 8 Individuals the total amount received from this subsequent offering was $11,500 . Additionally, we received a subscription from Sherylynn Perez-Parada on November 10, 2004 for 200,000 shares at a price of $0.015 per share the amount received was $3,000.

By agreement dated May 18, 2004, 100,000 of the company’s common shares were issued to 3493734 Manitoba Ltd. as part of the acquisition of the Darrwin software program and were subsequently cancelled as a result of an amended agreement November 17, 2005 ( See Exhibit 10.1)

We completed the offering pursuant to Rule 903 of

Regulation S (i.e., Category 3) of the Securities Act. Each

purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.

Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things,  precludes transfers except as provided above.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  Each subscription agreement precluded transfer except under the above conditions.  No registration rights were granted to any of the purchasers.

We did not utilize an underwriter for any of the foregoing.

Other than the securities mentioned or referenced above, we have not issued or sold any securities since.

                               EXHIBITS

Number      Description of exhibit

3.1 Articles of Incorporation *

3.2 Bylaws*

4.1 Regulation "S" Securities Subscription Agreement *

1.1 Opinion of Joseph I Emas, Attorney at Law, with consent to use*
0.1 Amended Technology Purchase Agreement November 17, 2005
with 3493734 Manitoba Ltd. and further amended May 31,2006

0.2 Amending Agreement May 31, 2006*

16. 1 Letter from Amisano Hanson Chartered Accountants

23.1 Consent of Jewett, Schwartz and Associates Certified Public
Accountants*
23.2 Consent of Joseph I Emas Attorney at Law (See Exhibit 5.1)*

* Previously filed on form SB-2

                                      II-3

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

     File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by section 10(a)(3) of the Securities Act;

ii.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

2.

Small business issuers do not need to give the statements in paragraphs (a)(1)(i) and (a)(1)(ii) of this Item if the registration statement is on Form S-8 , and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act; and

3.

Small business issuers do not need to give the statements in paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this Item if the registration statement is on Form S-3 and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter) that is deemed part of and included in the registration statement.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

Fil

5.

e a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

6.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

 In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

  SIGNATURES

In accordance with the requirements of the Securities Act of

1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-

2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized,

on October 12 , 200 6 ..

Empirical Ventures Inc.

(Registrant)

By:/s/Derek Ward

      Derek Ward

      President, Principal Executive, Financial

      And Accounting Officer

In accordance with the requirements of the Securities Act of

1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.

  Signature                 Title            Date: October 12 , 2006

- ---------------------------------------------------------------------

/s/Derek Ward   President, Chief Executive          October 12 , 2006

                Officer, Secretary, Treasurer

                and Director(Principal Executive,

                Financial and Accounting Officer)